Exhibit 99.1

MaxCyte Reports Fourth Quarter and Full Year 2023 Financial Results and Reiterates 2024 Guidance

ROCKVILLE, MD, March 12, 2024 — MaxCyte, Inc., (NASDAQ: MXCT; LSE: MXCT), a leading, cell-engineering focused company providing enabling platform technologies to advance the discovery, development, and commercialization of next-generation cell therapeutics and innovative bioprocessing applications, today announced its fourth quarter and full year ended December 31, 2023 financial results and reiterated its 2024 guidance.

Fourth Quarter and Full Year Highlights

•	Total revenue of $15.7 million in the fourth quarter of 2023, an increase of 26% over the fourth quarter of 2022.
•	Core business revenue of $7.2 million in the fourth quarter of 2023, a decline of 32% over the fourth quarter of 2022.
•	Strategic Platform License (SPL) Program-related revenue was $8.5 million for the fourth quarter of 2023, an increase of 359% over the fourth quarter of 2022.
•	Total revenue of $41.3 million for the full year 2023, a decline of 7% over the full year 2022.
•	Core business revenue of $29.8 million for the full year 2023, a decrease of 25% over the full year 2022.
•	SPL Program-related revenue was $11.5 million for the full year 2023, an increase of 148% over the full year 2022.
•

Ended the year with 23 active SPL agreements that allowed for over 160 potential programs, 16 of which were active programs currently in the clinic (defined as programs with at least a cleared IND or equivalent) and 1 of which was an active program currently commercial. With the addition of three SPLs signed in 2024, the total number of SPLs now stands at 26.

•	Total cash, cash equivalents and investments were $211.2 million as of December 31, 2023.

“In 2023, we navigated a challenging operating environment in our industry, that included increased capital conservatism and pipeline portfolio reevaluation among our customers. Our team adapted well to the changing environment last year, and I am confident in our ability to execute across the business this year,” said Maher Masoud, President and CEO of MaxCyte.

“We are pleased with our accomplishments and progress in 2023, which included supporting the recent FDA approval of CASGEVYTM by our client, Vertex Pharmaceuticals. MaxCyte signed five new SPLs in 2023 and we have seen continued momentum with three additional SPLs signed in January 2024. Our pipeline of potential clients remains robust, and we look forward to further expanding our portfolio of SPLs in 2024. The opportunity in front of us in the cell therapy industry continues to strengthen, and we will focus on executing in 2024 on our goal of being the industry’s premier non-viral cell therapy platform.”

The following tables provide details regarding the sources of our revenue for the periods presented.

	Three Months Ended December 31, (Unaudited)			Year Ended December 31,
	2023	2022	%	2023	2022	%
(in thousands, except percentages)
Cell therapy	$5,518	$7,544	(27%)	$22,829	$30,546	(25%)
Drug discovery	1,644	3,026	(46%)	6,994	9,100	(23%)
Program-related	8,504	1,854	359%	11,465	4,616	148%
Total revenue	$15,665	$12,424	26%	$41,288	$44,262	(7%)

	Three Months Ended December 31, (Unaudited)			Year Ended December 31,
	2023	2022	%	2023	2022	%
(in thousands, except percentages)
Instrument	$2,330	$3,705	(37%)	$8,317	$11,704	(29%)
PAs	2,163	3,721	(42%)	10,283	16,027	(36%)
Lease	2,406	2,813	(14%)	10,326	10,897	(5%)
Other	263	331	(21%)	897	1,018	(12%)
Total Core Revenue	$7,162	$10,570	(32%)	$29,823	$39,646	(25%)

In addition to revenue, management regularly reviews key business metrics to evaluate our business, measure performance, identify trends affecting our business, formulate financial projections and make strategic decisions. As of the dates presented, these key metrics were as follows:

	As of December 31, 2023
	2023	2022	2021
Installed base of instruments (sold or leased)	683	616	502
Core Revenue Generated by SPL Clients as a % of Core Revenue	48%	42%	40%
Number of active SPLs	23	18	15
Total number of licensed potential programs (SPL clients only)	>160	>125	>95
Total number of active licensed clinical programs under SPLs currently in the clinic *	16	16	15
Total number of active licensed programs under SPLs currently commercial *	1	—	—
Total potential pre-commercial milestones under SPLs	>$1.95 billion	>$1.55 billion	>$1.25 billion

* Number of licensed clinical programs and commercial programs under SPLs are by number of product candidates and not by indication.

Fourth Quarter 2023 Financial Results

Total revenue for the fourth quarter of 2023 was $15.7 million, compared to $12.4 million in the fourth quarter of 2022, representing growth of 26%.

Core business revenue (sales and leases of instrument and disposables to cell therapy and drug discovery customers, excluding SPL Program-related revenue) for the fourth quarter of 2023 was $7.2 million, compared to $10.6 million in the fourth quarter of 2022, representing a decline of 32%.

Cell therapy revenue for the fourth quarter of 2023 was $5.5 million, compared to $7.5 million in the fourth quarter of 2022, representing a decline of 27%. Drug discovery revenue for the fourth quarter of 2023 was $1.6 million, compared to $3.0 million in the fourth quarter of 2022, representing a decline of 46%.

SPL Program-related revenue was $8.5 million in the fourth quarter of 2023, as compared to $1.9 million in the fourth quarter of 2022.

Gross profit for the fourth quarter of 2023 was $14.1 million (90% gross margin), compared to $10.9 million (88% gross margin) in the fourth quarter of 2022.

Operating expenses for the fourth quarter of 2023 were $22.2 million, compared to operating expenses of $17.6 million in the fourth quarter of 2022.

Fourth quarter 2023 net loss was $5.3 million compared to net loss of $4.8 million for the same period in 2022. EBITDA, a non-GAAP measure, was a loss of $7.0 million for the fourth quarter of 2023, compared to a loss of $5.8 million for the fourth quarter of 2022; stock-based compensation expense was $3.6 million in the fourth quarter of 2023 compared to $3.1 million in the fourth quarter of 2022.

Full Year 2023 Financial Results

Total revenue for 2023 was $41.3 million, compared to $44.3 million in 2022, representing a decline of 7%.

Core business revenue (sales and leases of instruments and disposables to cell therapy and drug discovery customers, excluding SPL Program-related revenue) for 2023 was $29.8 million, compared to $39.6 million for 2022, representing a decline of 25%.

Cell therapy revenue for 2023 was $22.8 million, compared to $30.5 million in 2022, representing a decline of 25%. Drug discovery revenue for 2023 was $7.0 million, compared to $9.1 million in 2022, representing a decline of 23%.

SPL Program-related revenue was $11.5 million in 2023, as compared to $4.6 million in 2022.

Gross profit for 2023 was $36.5 million (89% gross margin), compared to $39.2 million (88% gross margin) in the prior year.

Operating expenses for 2023 were $84.8 million, compared to operating expenses of $66.5 million in 2022.

Full year 2023 net loss was $37.9 million compared to a loss of $23.6 million in 2022. 2023 EBITDA was a loss of $44.1 million compared to a loss of $24.8 million in 2022; total stock-based compensation for 2023 was $14.0 million, compared to $11.8 million for 2022.

Total cash, cash equivalents and investments were $211.2 million as of December 31, 2023, compared to $227.3 million as of December 31, 2022.

2024 Revenue Guidance

Management is reiterating 2024 revenue guidance for core business revenue and SPL Program-related revenue.

Management expects full year 2024 core business revenue to be flat to 5% growth compared to 2023, and SPL Program-related revenue is expected to be approximately $3 million. Our outlook for the full year does not include SPL Program-related revenue from Vertex/CRISPR’s CASGEVYTM and reflects a difficult year-over-year comparison from a client milestone recognized in 2023 that was initially expected in 2024.

Management expects to end 2024 with $175 million in total cash, cash equivalents and investments.

Webcast and Conference Call Details

MaxCyte will host a conference call today, March 12, 2024, at 4:30 p.m. Eastern Time. Investors interested in listening to the conference call are required to register online. A live and archived webcast of the event will be available on the “Events” section of the MaxCyte website at https://investors.maxcyte.com/.

About MaxCyte

At MaxCyte, we pursue cell engineering excellence to maximize the potential of cells to improve patients’ lives. We have spent more than 20 years honing our expertise by building best-in-class platforms, perfecting the art of the transfection workflow, and venturing beyond today’s processes to innovate tomorrow’s solutions. Our ExPERT™ platform, which is based on our Flow Electroporation® technology, has been designed to support the rapidly expanding cell therapy market and can be utilized across the continuum of the high-growth cell therapy sector, from discovery and development through commercialization of next-generation, cell-based medicines. The ExPERT family of products includes: four instruments, the ATx™, STx™, GTx™ and VLx™; a portfolio of proprietary related processing assemblies or disposables; and software protocols, all supported by a robust worldwide intellectual property portfolio. By providing our partners with the right technology, as well as scientific, technical and regulatory support, we aim to guide them on their journey to transform human health. Learn more at maxcyte.com and follow us on Twitter and LinkedIn.

Non-GAAP Financial Measures

This press release contains EBITDA, which is a non-GAAP measure defined as earnings before interest income and expense, taxes, depreciation and amortization.  MaxCyte believes that EBITDA provides useful information to management and investors relating to its results of operations. The company’s management uses this non-GAAP measure to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

Management does not consider EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of EBITDA is that it excludes significant expenses that are required by GAAP to be recorded in the company’s financial statements. In order to compensate for these limitations, management presents EBITDA together with GAAP results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.  A reconciliation table of net loss, the most comparable GAAP financial measure, to EBITDA is included at the end of this release. MaxCyte urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.  These statements about us and our industry involve substantial known and unknown risks, uncertainties, and assumptions, including those described in Item 1A under the heading “Risk Factors” and elsewhere in our report on Form 10-K, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements.  Forward-looking statements include, but are not limited to, statements about the Company’s preliminary results of operations, including fourth quarter and full year total revenue, core revenue, and SPL program revenue and statements about possible or future results of operations or financial position. In some cases, you can identify forward-looking statements because they contain words such as "may," “might,” "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," “expect,” "estimate," “seek,” "predict," “future,” "project," "potential," "continue," “contemplate,” "target,” the negative of these words and similar words or expressions.  These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. The forward-looking statements contained in this press release, include, without limitation, statements concerning the following:  our expected future growth and success of our business model; the size and growth potential of the markets for our products, and our ability to serve those markets, increase our market share, and achieve and maintain industry leadership; our ability to expand our customer base and enter into additional SPL partnerships; our expectation that our partners will have access to capital markets to develop and commercialize their cell therapy programs; our financial performance and capital requirements; the adequacy of our cash resources and availability of financing on commercially reasonable terms; our expectations regarding our ability to obtain and maintain intellectual property protection for our products, as well as our ability to operate our business without infringing the intellectual property rights of others; our expectations regarding general market and economic conditions that may impact investor confidence in the biopharmaceutical industry and affect the amount of capital such investors provide to our current and potential partners; and our use of available capital resources.

These and other risks and uncertainties are described in greater detail in Item 1A , entitled "Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and

Exchange Commission on or about March 12, 2024, as well as in discussions of potential risks, uncertainties, and other important factors in the other filings that we make with the Securities and Exchange Commission from time to time. These documents are available through the Investor Menu, Financials section, under “SEC Filings” on the Investors page of our website at http://investors.maxcyte.com. Any forward-looking statements in this press release are based on our current beliefs and opinions on the relevant subject based on information available to us as of the date of such press release, and you should not rely on forward-looking statements as predictions of future events. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

MaxCyte Contacts:

US IR Adviser

Gilmartin Group

David Deuchler, CFA

+1 415-937-5400

ir@maxcyte.com

US Media Relations

Spectrum Seismic Collaborative

Valerie Enes

+1 408-497-8568

venes@spectrumscience.com

Nominated Adviser and Joint Corporate Broker

Panmure Gordon

Emma Earl / Freddy Crossley

Corporate Broking

Rupert Dearden

+44 (0)20 7886 2500

UK IR Adviser

ICR Consilium

Mary-Jane Elliott

Chris Welsh

+44 (0)203 709 5700

maxcyte@consilium-comms.com

MaxCyte, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	Year ended December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$46,506	$11,065
Short-term investments, at amortized cost	121,782	216,275
Accounts receivable, net	5,778	11,175
Accounts receivable – TIA*	—	1,912
Inventory	12,229	8,581
Prepaid expenses and other current assets	3,899	3,258
Total current assets	190,194	252,266

Investments, non-current, at amortized cost	42,938	—
Property and equipment, net	23,513	23,725
Right-of-use asset - operating leases	11,241	9,853
Other assets	388	809
Total assets	$268,274	$286,653

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$743	$292
Accrued expenses and other	11,269	8,265
Operating lease liability, current	774	157
Deferred revenue, current portion	5,069	6,713
Total current liabilities	17,855	15,427

Operating lease liability, net of current portion	17,969	15,938
Other liabilities	283	1,320
Total liabilities	36,107	32,685

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value; 5,000,000 shares authorized and no shares issued and outstanding at December 31, 2023 and December 31, 2022	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 103,961,670 and 102,397,913 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	1,040	1,024
Additional paid-in capital	406,925	390,819
Accumulated deficit	(175,798)	(137,875)
Total stockholders’ equity	232,167	253,968
Total liabilities and stockholders’ equity	$268,274	$286,653

* Tenant improvement allowance (“TIA”)

MaxCyte, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023 (Unaudited)	2022 (Unaudited)	2023	2022
Revenue	$15,666	$12,424	$41,288	$44,261
Cost of goods sold	1,573	1,547	4,742	5,098
Gross profit	14,093	10,877	36,546	39,163

Operating expenses:
Research and development	5,842	5,728	23,817	19,514
Sales and marketing	7,196	5,377	26,975	18,653
General and administrative	8,087	5,649	30,068	25,829
Depreciation and amortization	1,063	873	3,985	2,528
Total operating expenses	22,188	17,627	84,845	66,524
Operating loss	(8,095)	(6,750)	(48,299)	(27,361)

Other income and expense:
Other expense	—	(11)	—	(127)
Interest income	2,818	1,952	10,376	3,917
Total other income	2,818	1,941	10,376	3,790
Net loss	$(5,277)	$(4,809)	$(37,923)	$(23,571)
Basic and diluted net loss per share	$(0.05)	$(0.05)	$(0.37)	$(0.23)
Weighted average shares outstanding, basic and diluted	103,703,240	102,120,812	103,268,502	101,702,664

MaxCyte, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Year ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(37,923)	$(23,571)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,171	2,698
Non-cash lease expense	395	767
Net book value of consigned equipment sold	94	76
Loss on disposal of fixed assets	30	139
Stock-based compensation	13,979	11,752
Bad debt expense	171	—
Change in excess/obsolete inventory reserve	697	—
Amortization of discounts on investments	(7,120)	(2,667)

Changes in operating assets and liabilities:
Accounts receivable	5,226	(4,569)
Accounts receivable - TIA	1,912	(1,912)
Inventory	(4,534)	(3,493)
Prepaid expense and other current assets	(641)	320
Other assets	421	(492)
Accounts payable, accrued expenses and other	3,252	(150)
Operating lease liability	(133)	5,482
Deferred revenue	(1,644)	(34)
Other liabilities	(39)	871
Net cash used in operating activities	(21,686)	(14,783)

Cash flows from investing activities:
Purchases of investments	(255,095)	(290,942)
Maturities of investments	313,770	284,596
Purchases of property and equipment	(3,700)	(18,477)
Proceeds from sale of equipment	9	—
Net cash provided by (used in) investing activities	54,984	(24,823)

Cash flows from financing activities:
Proceeds from exercise of stock options	1,874	2,888
Proceeds from issuance of common stock under employee stock purchase plan	269	—
Net cash provided by financing activities	2,143	2,888
Net increase (decrease) in cash and cash equivalents	35,441	(36,718)
Cash and cash equivalents, beginning of year	11,065	47,783
Cash and cash equivalents, end of year	$46,506	$11,065

Unaudited Reconciliation of Net Loss to EBITDA

(in thousands)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
(in thousands)
Net loss	$(5,277)	$(4,809)	$(37,923)	$(23,571)
Depreciation and amortization expense	1,102	920	4,171	2,698
Interest income	(2,818)	(1,952)	(10,376)	(3,917)
Income taxes	—	—	—	—
EBITDA	$(6,993)	$(5,841)	$(44,128)	$(24,790)